As filed with the Securities and Exchange Commission on October 30, 2008

Registration No. 333-141151

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLIANT TECHSYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

41-1672694
(I.R.S. Employer Identification Number)

7480 Flying Cloud Drive
Minneapolis, Minnesota, 55344-3720

(952) 351-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

John L. Shroyer
Chief Financial Officer
7480 Flying Cloud Drive
Minneapolis, Minnesota, 55344-3720
(952) 351-3000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Alan Bannister, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
(212) 351-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

TABLE OF ADDITIONAL REGISTRANTS

The address of the principal executive offices of each of the additional registrants listed below, and the name and address of their agent for service, is the same as is set forth for Alliant Techsystems Inc. on the facing page of this registration statement.

Name	Jurisdiction of Incorporation	I.R.S. Employee Identification Number
ATK Commercial Ammunition Company Inc.	Delaware	41-2022465
ATK Commercial Ammunition Holdings Company Inc.	Delaware	20-4048077
ATK Space Systems Inc.	Delaware	33-0517898
ATK Launch Systems Inc.	Delaware	36-2678716
Ammunition Accessories Inc.	Delaware	63-1287464
Federal Cartridge Company	Minnesota	41-0252320
Micro Craft Inc.	Minnesota	62-0601440

Deregistration of Securities

On March 8, 2007, Alliant Techsystems Inc. (“ATK”) filed a Registration Statement on Form S-3 (Registration No. 333-141151) (the “Registration Statement”) with the Commission registering the resale of $300,000,000 aggregate principal amount of ATK’s 2.75% Convertible Senior Subordinated Notes due 2011 (the “Notes”).  The Registration Statement was filed in accordance with the Registration Rights Agreement, dated as of September 12, 2006, filed as Exhibit 4.2 to the registrant’s current report on Form 8-K filed September 12, 2006 (the “Registration Rights Agreement”).  Under the terms of the Registration Rights Agreement, ATK is no longer required to provide or maintain the Registration Statement.

In compliance with the registrant’s undertaking in Part II, Item 17(3) of the Registration Statement, ATK is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration any Notes remaining unsold.  As of the date hereof, Notes in an aggregate principal amount of $171,664,000 remain unsold under the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on the 30th day of October, 2008.

ALLIANT TECHSYSTEMS INC.

By:	/s/ Keith D. Ross
Keith D. Ross
Title: Senior Vice President, General Counsel & Secretary

Name and Signature	Title	Date

*	Chairman, Chief Executive Officer	October 30, 2008
Daniel J. Murphy Jr.	and Director (Principal Executive Officer)

*	Senior Vice President and Chief	October 30, 2008
John L. Shroyer	Financial Officer (Principal Financial and Accounting Officer)

*	Director	October 30, 2008
Frances D. Cook

*	Director	October 30, 2008
Martin C. Faga

*	Director	October 30, 2008
Ronald R. Fogleman

*	Director	October 30, 2008
Cynthia L. Lesher

*	Director	October 30, 2008
Douglas L. Maine

*	Director	October 30, 2008
Roman Martinez IV

*	Director	October 30, 2008
Mark H. Ronald

*	Director	October 30, 2008
Michael T. Smith

*	Director	October 30, 2008
William G. Van Dyke

*By:	/s/ Keith D. Ross
Keith D. Ross
Attorney-in-Fact Pursuant to Powers of Attorney filed herewith or previously with the Securities and Exchange Commission